EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                             TRIAD COMPRESSOR, INC.
                               a Texas Corporation


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                            ARTICLES OF INCORPORATION

                                       OF

                             TRIAD COMPRESSOR, INC.

The undersigned natural person over the age of eighteen (18) years or more, acting as Incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the corporation.

                                       I.
                               NAME OF CORPORATION

         The name of the corporation is Triad Compressor, Inc.

                                       II.
                                    DURATION

         The period of duration is perpetual.

                                      III.
                                     PURPOSE

         The purpose for which the corporation is organized is the transaction of any or all lawful act or activities for which corporations may be organized under the laws of the State of Texas.

                                       IV.
                                     SHARES

         The corporation shall have authority to issue one thousand (1,000) common, $0.01 par value shares.

                                       V.
                            COMMENCEMENT OF BUSINESS

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand and No/l00 Dollars ($1,000.00) consisting of cash, promissory notes, contracts for services to be performed, labor done or property actually received.


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                                       VI.
                           REGISTERED OFFICE AND AGENT

         The post office address of the initial registered office of the corporation and the name of its initial registered agent at that address is:
Lawrence K. Sather, 4516 Hitching Post Lane, Plano, Texas 75024.

                                      VII.
                                INITIAL DIRECTORS

         Al. The number of directors constituting the initial Board of Directors is two (2) members and thereafter shall consist of such number of directors that, from time to time, shall be fixed by or in the manner provided in the Bylaws of the corporation. The name and address of the individuals who shall save as the initial directors until the first annual meeting of the shareholders, or until their respective successors are elected and qualified are:

         NAME                                 ADDRESS

         Lawrence K. Sather                   4516 Hitching Post Lane
                                              Plano, Texas 75024

         Michael Bloom                        417 West Skaro
                                              St. Peter, Minnesota 56082


         2. Elections of Directors need not be done by written ballot unless the Bylaws of the corporation shall otherwise provide.

         B. The shareholders are expressly authorized to adopt, alter, amend or repeal the Bylaws of the corporation.

                                      VIII.
                                PREEMPTIVE RIGHTS

         The shareholders of the corporation shall not have the preemptive right to subscribe to or acquire any or all additional issues of shares of the corporation or any classes or series thereof or any securities of the corporation convertible into such shares.

                                       IX.
                              NON-CUMULATIVE VOTING

         Directors shall be elected by majority vote. Cumulative voting shall not be permitted.


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                                       X.
                               DIRECTOR LIABILITY

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability thereof is not permitted under the laws of the State of Texas as currently in effect or as the same is hereafter amended. Any repeal or modification of this
Article X. by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                       XI.
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         A. GENERAL. The corporation shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to or is involved in any manner (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative and whether formal or informal or external or internal to the corporation (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, partnership, joint venture, mast or other enterprise, including service with respect to any employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while holding the office of director or officer against expenses (including attorneys' fees), judgments, fines, penalties and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, except as provided in the following paragraph, the corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

                  If a claim for indemnity under the preceding paragraph is not paid in full by the corporation within forty-five (45) days after a written claim has been received by the corporation, the claimant may, at any time thereafter, bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Texas Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation


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(including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Texas Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         B. DERIVATIVE ACTIONS. The corporation shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, mist or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect to any claim, issue or matter as to which such persons shall have been adjudged to be liable to the corporation unless and only to the extent that a court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         C. INDEMNIFICATION IN CERTAIN CASES.To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections A. and B. of this Article XI. or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         D.       PROCEDURE. Any indemnification under Sections A. and B.of this
Article XI. (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct as set forth in such Sections A. and B. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.


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         E.       ADVANCES FOR EXPENSES.  Expenses (including  attorneys'  fees)
incurred by a director or officer of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article XI.

         F. RIGHTS NOT EXCLUSIVE. The right to indemnification provided by, or granted pursuant to, this Article XI. (including the right to advancement of expenses) shall be a contact right of each director and officer of the corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article Xl. shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         G. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was sewing at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article XI.

         H. CONSTRUCTION. For the purposes of this Article XI., (i) references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article XI. with respect to the resulting or surviving corporation in the same capacity; (ii) references to "other enterprises" shall include employee benefit plans; (iii) references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; (iv) references to "serving at the request of the corporation as a director or officer" shall include any service in an official capacity as a director or officer of the corporation or in any other capacity while holding the office of director of officer of the corporation which imposes duties on, or invokes services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and (v) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."


         I. SURVIVAL OF RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to this Article XI. shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

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                                       XII

                                  INCORPORATOR

         The name and address of the incorporator is:

         NAME                               ADDRESS

         Marc A Myrin                       14160 Dallas Parkway, Suite 204
                                            Dallas, Texas 75240

         IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of February, 1996.

                                            /S/MARC A. MYRIN
                                            -------------------
                                             Marc A. Myrin
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                               THE STATE OF TEXAS
                               SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION
                                       OF
                             TRIAD COMPRESSOR, INC.
                             CHARTER NUMBER 01389282

                  THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

                  ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

                  ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

         DATED FEB. 20, 1996
         EFFECTIVE FEB. 20, 1996


                                      /S/ANTONIO O. GARZA, JR.
                                      ------------------------
                                      Antonio O. Garza, Jr., Secretary of State